UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2018

Carolina Trust BancShares, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-55683	81-2019652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 East Main Street, Lincolnton, North Carolina	28092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 735-1104

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01	Other Events.

On November 21, 2018, Carolina Trust Bank, a wholly owned subsidiary of Carolina Trust BancShares, Inc. (the “Company”), received written notice from the Federal Deposit Insurance Corporation, which is the bank’s primary federal bank regulator, that the FDIC had issued an order approving the proposed merger of Carolina Trust Bank with Clover Community Bank, Clover, South Carolina.  The issuance of this approval order, together with the prior regulatory approvals received by the Company and Carolina Trust Bank from the Federal Reserve, the North Carolina Commissioner of Banks, and the South Carolina State Board of Financial Institutions, means that the Company and Carolina Trust Bank have now received all federal and state bank regulatory approvals necessary to consummate the proposed mergers contemplated by that certain Agreement and Plan of Merger and Reorganization dated June 14, 2018, between the Company and Clover Community Bankshares, Inc. (“Clover”), which was previously reported by the Company.

The Company’s proposed merger with Clover remains subject to receipt of required shareholder approvals from both the Company’s shareholders and Clover’s shareholders and the satisfaction or waiver of the other closing conditions set forth in the merger agreement.

Additional Information About the Merger and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger of the Company with Clover. In connection with the proposed merger of Clover with and into the Company, the Company has filed with the Securities and Exchange Commission, or SEC, a Registration Statement on Form S-4 that includes a Joint Proxy Statement of the Company and Clover and a Prospectus of the Company, as well as other relevant documents concerning the proposed merger.

SHAREHOLDERS OF THE COMPANY AND CLOVER ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The Joint Proxy Statement/Prospectus and other relevant materials, and any other documents that the Company has filed with the SEC, may be obtained free of charge at the SEC's internet site, http://www.sec.gov. Copies of the documents that the Company has filed with the SEC may also be obtained, free of charge, by directing a written request to the Company, 901 East Main Street, Lincolnton, NC 28092, Attn: Edwin Laws, Chief Financial Officer, or by accessing these documents at the Company’s website: www.carolinatrust.com.

The Company, Clover, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and Clover in connection with the merger. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the Joint Proxy Statement/Prospectus. Similarly, information about the directors and executive officers of Clover and their ownership of Clover common stock may also be obtained by reading the Joint Proxy Statement/Prospectus regarding the merger. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger is also set forth in the Joint Proxy Statement/Prospectus.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The Company’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could impact the forward-looking statements contained herein or that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to: the ability to obtain required shareholder approvals and meet other closing conditions to the merger; the ability to complete the merger as expected and within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the merger; the ability to implement integration plans associated with the transaction, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in the Company’s publicly filed documents with the SEC. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA TRUST BANCSHARES, INC.

Date: November 26, 2018	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer